SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

   Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ ]  Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                              DELCATH SYSTEMS, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                                 ROBERT B. LADD
                                JONATHAN A. FOLTZ
                               MICHAEL KARPF, M.D.
                         PAUL WILLIAM FREDERICK NICHOLLS
                                 FRED S. ZEIDMAN
                          LADDCAP VALUE ASSOCIATES LLC
                            LADDCAP VALUE PARTNERS LP
                --------------------------------------------
   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A
         (2) Aggregate number of securities to which transaction applies: N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         (4) Proposed maximum aggregate value of transaction: N/A
         (5) Total fee paid: N/A

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: N/A
         (2) Form, Schedule or Registration Statement No.: N/A
         (3) Filing Party:  N/A
         (4) Date Filed: N/A

                 PLEASE SEND BACK YOUR BLUE CONSENT CARD TODAY!


For your convenience, we have supplied you with a UPS envelope to return your BLUE consent card by overnight express service. Its simple and cost free to you.

Please do one of the following:

        1. Call 1-800-Pick-UPS (1-800-742-5877) or log onto www.ups.com to schedule a pick up;
        2. Drop your envelope off at your the nearest UPS Store or UPS drop box;
        3. Go to your nearest Office Depot or Staples location; or
        4. If you see a UPS driver, you may give him/her the envelope.

However, if you would prefer to use the US Postal Service regular mail, we have also enclosed a pre-paid return envelope you may use to return you BLUE consent card by regular mail.

If you have any questions or require any assistance in executing your written consent, please call:

                             The Altman Group, Inc.
                        1200 Wall Street West, 3rd Floor
                           Lyndhurst, New Jersey 07071
                              (800) 581-5375
                 Banks and Brokers Call Collect: (201) 806-7300